UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2008

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 12, 2008, Ecolab Inc. (“Ecolab”) announced earnings for the fourth quarter and year  ended December 31, 2007.  A copy of the News Release issued by Ecolab in connection with this report under Item 2.02 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab also will publish the News Release on its website located at www.ecolab.com.

In the News Release dated February 12, 2008, Ecolab discloses the impact on comparative reported diluted earnings per share of certain discrete tax benefits and special gains and charges taken in the fourth quarter of 2007.  Ecolab’s management believes that disclosing this information is useful for investors because it facilitates the comparison of current and prior period operating results by eliminating the effect of non-recurring charges.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)                                                   Ecolab Inc. News Release dated February 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 12, 2008	By:	/s/Sarah Z. Erickson
Sarah Z. Erickson
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated February 12, 2008.	Filed herewith electronically.